Exhibit 99.1

SELECT INTERIOR CONCEPTS ENTERS THE MID-ATLANTIC WITH ACQUISITION OF T.A.C. CERAMIC TILE CO.

Anaheim, California –January 3, 2019 – Select Interior Concepts, Inc. (NASDAQ: SIC), a diversified building products and services company focused on home interior products, today announced the acquisition of T.A.C. Ceramic Tile Co. (“T.A.C.”), an installer of residential and light commercial flooring with annualized sales of approximately $70 million.

Founded in 1985, T.A.C. specializes in design center selections and installation of all types of interior flooring surfaces, including tile, hardwood and carpet. T.A.C. primarily serves national, regional and local builders, along with retail clients in Virginia, Maryland and West Virginia through two design centers located in the Metro D.C. area. The acquisition increases the footprint of the Company’s Residential Design Services (“RDS”) segment to 31 locations, including 21 design centers across the United States.

Tyrone Johnson, Chief Executive Officer of Select Interior Concepts, stated, “This acquisition significantly expands the scale of our RDS segment while advancing our objective to diversify across geography, channel and product line. We have gained exposure to highly attractive markets in the Mid-Atlantic region, where T.A.C. has an established presence for designing and installing high-quality flooring systems. We look forward to building on that success and introducing a range of additional products to customers, including countertops and cabinets. With our scalable platform, we expect to continue expanding and solidifying the premier market positions of our above-industry margin business.”

Tom Callaway, owner of T.A.C., said, “For more than 30 years, we have built a strong reputation based on commitment to customers, high-quality services and deep product knowledge. Select Interior Concepts shares our passion for excellence and provides an excellent match for the next chapter of growth for T.A.C.”

Payment at closing to owners of T.A.C including transaction costs was approximately $43 million cash.  Owners of T.A.C also have the ability to earn future additional payments, subject to achieving certain performance metrics in 2019.

About Select Interior Concepts

Select Interior Concepts is a diversified building products and services company focused on interior products.  It has two operating subsidiaries and segments doing business as Residential Design Services and Architectural Surfaces Group, with an overall focus of offering a broad range of design-oriented products including flooring, countertops, cabinets, and other highly desirable and customizable high-end interior products.  For more information, visit: http://www.selectinteriorconcepts.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements, which include statements about the anticipated benefits of the T.A.C. acquisition, are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors that may cause the Company’s actual results, level of activity, performance, or achievement or benefits from the T.A.C. acquisition to be materially different from the results or plans expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors may include those discussed and described in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on August 16, 2018 (Registration No. 333-226101) under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the other reports filed subsequently by the Company with the SEC. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Media Inquiries

Janelle Joseph

(646) 818-1115

Pro-select@prosek.com

Investor Relations:

Rodny Nacier

(470) 548-7370

IR@selectinteriorconcepts.com